UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2026

GridAI Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Plaza Real, Suite 275 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On July 1, 2026, GridAI Technologies Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified therein (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers in private placements an aggregate of (i) 664,598 shares of common stock, (ii) pre-funded warrants to purchase up to an aggregate of 1,187,325 shares of common stock (the “Pre-Funded Warrants”) and (iii) common stock purchase warrants to purchase up to an aggregate of 1,851,923 shares of common stock (the “Common Warrants”) for gross proceeds to the Company of approximately $8,500,000. The combined purchase price for one share of common stock or Pre-Funded Warrant in lieu of share of common stock and one Common Warrants is $4.59.

The Company intends to use the net proceeds for general corporate purposes, which may include acquisitions and/or the repayment of outstanding debt, and working capital. The closing will occur on July 7, 2026, subject to the satisfaction of customary closing conditions. 5% of the gross proceeds will be paid to the Company at closing. The remaining 95% of the proceeds will be paid prior to the declaration by the Securities and Exchange Commission (the “SEC”) that the Registration Statement (defined below) is effective.

The Pre-Funded Warrants have an exercise price of $0.0001 per share, subject to adjustment and no expiration date. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Common Warrants are exercisable immediately and expire five years from the earlier of the effective date of the Registration Statement or the date that the common stock underlying the Pre-Funded Warrants and Common Warrants can be resold without restriction or limitation pursuant to Rule 144. The Common Warrants have an exercise price of $4.47 per share, subject to adjustment as set forth in the Common Warrants for stock splits, stock dividends, recapitalizations and similar customary adjustments. The Purchasers may exercise the Common Warrants on a cashless basis if the shares of common stock underlying the Common Warrants are not then registered pursuant to an effective registration statement.

In connection with the Purchase Agreement, the Company entered into registration rights agreements (the “Registration Rights Agreements”) with the Purchasers. Pursuant to the Registration Rights Agreements, the Company will be required to file a resale registration statement (the "Registration Statement") with the SEC to register for resale the shares issued under the Purchase Agreement, the shares issuable upon exercise of the Pre-Funded Warrants and the shares issuable upon exercise of the Common Warrants, within 15 days after the closing of the transactions contemplated by the Purchase Agreement, and to have such Registration Statement declared effective as promptly as possible after its filing.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrants, Warrants, and Registration Rights Agreements described herein are subject to, and qualified in their entirety by, such documents, which are filed as Exhibit 10.1, 4.1, 4.2 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GridAI Technologies Corp.

July 6, 2026	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Chief Executive Officer